Mpower Communications Announces Fully Funded Business Plan


o Eliminates need for external funding, expects to achieve EBITDA positive by end of 2002
o    Revises business plan to exit 12 markets and cut corporate overhead
o    Announces management changes to flatten the organization
o    Reiterates second quarter and updates full-year financial guidance

ROCHESTER, NY - May 18, 2001- Mpower Communications Corp. (NASDAQ: MPWR), a provider of broadband high-speed Internet access and telephony services to business customers, today announced that it expects to turn EBITDA positive (earnings before interest, taxes, stock-based compensation, depreciation and amortization) by the end of 2002, and has eliminated the need for external funding.

Mpower has overcome its funding gap through a revised business plan that includes a combination of exiting some recently opened markets and reducing corporate overhead. Mpower will close down operations in the following locations over the next 30 to 90 days: Grand Rapids, Milwaukee, Nashville, Orlando, Jacksonville, San Jose, St. Louis, Kansas City, Tulsa, Oklahoma City, Little Rock and Wichita.

Employees and customers in these markets will be notified today. Over the next 90 to 120 days, the company expects to reduce its workforce by approximately 275 people, or 13% of its workforce, as a result of exiting these markets and rightsizing the company to its remaining 28 markets. To gain further operating efficiencies, Mpower will redeploy much of the equipment from the markets it is exiting and utilize it for customers and network augments in its remaining markets.

"In order to more quickly achieve profitability and ensure that we would not need to rely upon outside funding sources in the future, we evaluated every aspect of our business and made very difficult, yet necessary decisions. Our decision to exit these markets was driven by the challenging debt and equity markets currently facing all companies in the telecommunications and technology sectors," said Mpower Communications Chief Executive Officer Rolla P. Huff. "While I am pleased that Mpower's long-term viability has been significantly strengthened, it's unfortunate that we could only do so by cutting a substantial number of good markets and people."

With its revised business plan, Mpower will now be able to concentrate on its most mature markets as well as those that offer the best opportunity to quickly achieve profitability and maximize long-term shareholder value. The company will leverage its network footprint, which will span 28 markets with 12 switches and 603 central office collocation facilities addressing 9 million lines in Mpower's target market of small businesses with less than 100 employees.

In conjunction with the steps necessary to achieve a fully funded business plan, Mpower announced that it will take a one-time write-off in the second quarter of approximately $190 to $210 million. Included in the charge is $135 million for the goodwill and customer base associated with the Primary Network business, $40 million for stranded property including collocations and switch sites, and $25 million for other costs associated with exiting these markets.

New Organizational Structure

Also today, Mpower unveiled a new organizational structure that de-layers the company to reflect its changing management needs and to add accountability for executing the revised business plan.

o Joe Wetzel has been named President and Chief Operating Officer with responsibility for network services, service delivery, information technology, product management and customer service. Wetzel joined Mpower in August of 2000 as President of Operations.

o Gregg Clevenger has been named Executive Vice President and Chief Strategy and Planning Officer with responsibility for overall corporate planning and strategy. He will also be the executive responsible for the process of exiting the markets. Clevenger was formerly Senior Vice President of Strategy, Planning and Business Development and has been with Mpower since January of 2000.

To better manage the company on a market-level profitability basis and to place even more emphasis on its direct sales force, Mpower has realigned it sales organization into two regions, each reporting into the Chief Executive Officer.

o Paul Celuch, formerly President of Sales, has been appointed East Region President, and will oversee the company's markets in Illinois, Michigan, Ohio, North Carolina, Georgia and Florida.

o Brad Terry, West Region President, will continue to manage the company's markets in California and Nevada, and will now oversee the Texas markets as well.

Revised Guidance

Mpower reiterated its prior guidance for the second quarter and issued revised guidance for the full-year 2001 to reflect its announced market closings. The following guidance is exclusive of any impact from the recent FCC ruling on switched access.

                                         1Q 2001 Actuals                2Q 2001                YE 2001 Forecast
                                          (in millions)            Forecasted Growth             (in millions)
                                     -------------------------------------------------------------------------------
Core Customer Revenue                      $    30.5                     10-14%                  $   130-145
Switched Access & Other                    $    16.1                    (10)-0%                  $     50-55
Total Revenue                              $    46.6                      3-10%                  $   180-200
EBITDA*                                    $   (46.7)                    (5)-2%                  $(160)-(170)
CapEx                                                                                            $    90-100



* Earnings before interest, taxes, stock-based compensation, depreciation and amortization

The company also disclosed that it believes the impact of the recent FCC order regarding switched access could range between $0 and $13 million to its 2001 switched access revenue and EBITDA, depending upon when and if the order goes into effect.

Mpower Communications Conference Call
Mpower will host a conference call at 11:00 a.m. Eastern Time on Friday, May 18, to further discuss its fully funded business plan. The call is open to the public. The dial-in and replay information for the call is as follows:

Date:            May 18, 2001
Time:            11:00 a.m. (Eastern Time)

Participants:    Rolla P. Huff, Chief Executive Officer
                 Joseph M. Wetzel, President and Chief Operating Officer
                 Michael R. Daley, Executive Vice President and Chief Financial
                        Officer

Dial-in Number:  1-888-799-1277, reference Mpower Communications Conference Call
Replay Number:   1-800-633-8284, reservation #: 18898465
                 Available 1:00 p.m. EST on 5/18/01 through 1:00 p.m. EST on
                 5/25/01

About Mpower Communications Corp.
Mpower Communications Corp. (Nasdaq: MPWR) is a facilities-based broadband communications provider offering a full range of data, telephony, Internet access and Web hosting services for small and medium-size business customers. Further information about the company can be found at www.mpowercom.com.
                                                      ------------------

Forward-Looking Statements
Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Mpower Communications cautions investors that certain statements contained in this press release that state Mpower Communications and/or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. Management wishes to caution the reader these forward-looking statements are not historical facts and are only estimates or predictions. Actual results may differ materially from those projected as a result of risks and uncertainties including, but not limited to, projections of future sales, market acceptance of our product offerings, our ability to secure adequate financing or equity capital to fund our operations and network expansion, our ability to manage rapid growth and maintain a high level of customer service, the performance of our network and equipment, the cooperation of incumbent local exchange carriers in provisioning lines and interconnecting our equipment, regulatory approval processes, changes in technology, price competition and other market conditions and risks detailed from time to time in Mpower's Securities and Exchange Commission filings.

Media Inquiries:                    Investor Relations Inquiries:
Michele Sadwick                     Tracy Gay
Vice President                      Director
716.218.6542                        716.218.6564
msadwick@mpowercom.com              tgay@mpowercom.com
----------------------              ------------------